Exhibit 10.1

FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND

SECURITY AGREEMENT AND CONSENT

This FIRST AMENDMENT TO REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT AND CONSENT (this “First Amendment”) is entered into as of April 25, 2017, by and among A.S.V., LLC, a limited liability company formed under the laws of the State of Minnesota (“ASV”, together with each Person joined hereto as a borrower from time to time, collectively, the “Borrowers” and each a “Borrower”; the Borrowers together with the Guarantors, collectively the “Loan Parties” and each a “Loan Party”), the Permitted Holders (the Permitted Holders together with the Loan Parties, collectively, the “Obligors” and each an “Obligor”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and each individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Administrative Agent for Lenders (PNC, in such capacity, the “Administrative Agent”) with respect to the following:

PRELIMINARY STATEMENTS

A. Borrowers, Lenders and Administrative Agent, previously entered into that certain Revolving Credit, Term Loan and Security Agreement dated as of December 23, 2016 (as has been and may hereafter be amended, restated or otherwise modified from time to time, the “Credit Agreement”);

B. Borrowers have requested that Administrative Agent and Lenders agree (i) to amend certain provisions in the Credit Agreement with respect to Change in Control, (ii) to release their Liens on certain Equity Interests of ASV in connection with a planned Qualified IPO, (iii) to permit ASV to convert from a Minnesota limited liability company to a Delaware corporation on the terms set forth below, and (iv) certain other modifications of the Credit Agreement; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Definitions. Capitalized terms used in this First Amendment are as defined in the Credit Agreement, as amended hereby, unless otherwise stated.

2. Amendments to Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein, the parties hereto agree that as of the First Amendment Date:

A. New Definitions. The following defined terms shall be added to Section 1.2 of the Credit Agreement in the proper alphabetical order:

“First Amendment” shall mean that certain First Amendment to Revolving Credit, Term Loan and Security Agreement and Consent dated as of the First Amendment Date by and among the Loan Parties, Administrative Agent and Lenders.

“First Amendment Date” shall mean April 25, 2017.

B. Amended Definitions. The definition of “Change of Control” contained in Section 1.2 of the Credit Agreement shall be amended as follows:

Clause (b)(ii) of the definition of “Change of Control” is hereby replaced with “with respect to the aggregate amount of Equity Interests owned by the Permitted Holders collectively, A.S.V. Holdings owning less than approximately 49% thereof;”

C. Amended and Restated Definitions. The definitions of “Net Cash Proceeds” and “Qualified IPO” contained in Section 1.2 of the Credit Agreement shall be amended and restated in their entirety as follows:

“Net Cash Proceeds” shall mean gross proceeds of any applicable sale, transfer, disposition or initial offering of Equity Interests less the reasonable direct costs, expenses (including legal fees and consultant fees), taxes, and assessments incurred in connection with such sales, transfers, other dispositions or initial offering of Equity Interests.

“Qualified IPO” means the initial offering of Equity Interests by Borrower in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering) that generates (x) gross cash proceeds of not less than $25,000,000, and (y) Net Cash Proceeds actually received by Borrowers of not less than $7,500,000.”

D. Amendment to Credit Agreement. Clause (d) set forth in Section 2.20 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d) In the event of any initial offering of Equity Interests by Loan Parties or any Subsidiary in connection with a Qualified IPO, the Loan Parties shall, no later than three (3) Business Days after the receipt by such Loan Party or any Subsidiary of its portion of the Net Cash Proceeds of such Qualified IPO, repay the Advances in an amount equal to forty percent (40%) of such Net Cash Proceeds, such repayments will be applied first, to the outstanding principal installments of the Term Loan A in the inverse order of the maturities thereof (including the final installment thereof) until paid in full in cash, second to the outstanding principal installments of the Term Loan B in the inverse order of the maturities thereof (including the final installment thereof) until paid in full in cash, and third to the remaining Advances (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b); provided however that if no Default or Event of Default has occurred and is continuing, such repayments of the remaining Advances shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as Administrative Agent may determine, subject to Borrowers’ ability to re-borrow Revolving Advances in accordance with the terms hereof.

E. Perfection of Security Interests. The last sentence of Section 4.2 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Each Loan Party shall cause its Parent to pledge 100% of the issued and outstanding Equity Interests of such Loan Party; subsequent to a Qualified IPO, with respect to ASV, the Permitted Holders shall only be required to pledge the Equity Interests retained by such Permitted Holders after consummation of the Qualified IPO, which pledges, in each case, shall at all times constitute a first priority, perfected Lien pursuant to the terms and conditions of this Agreement and the Other Documents or other security documents as any Agent shall reasonably request.

3. Release of Lien; Return of Pledge Equity Interest. In connection with the consummation of a Qualified IPO and the conversion of ASV from a Minnesota limited liability company to a Delaware corporation, upon request by each of the Permitted Holders: (i) Administrative Agent shall release its Lien in the Equity Interests of ASV pledged by the Permitted Holders pursuant to Collateral Pledge Agreements executed by each of the Permitted Holders in favor of Administrative Agent dated as of the Closing Date to the extent such Equity Interests are sold by the Permitted Holders in connection with such Qualified IPO (such Equity Interests, the “IPO Equity Interests”) and Administrative Agent shall deliver any release or termination documents reasonably requested by Borrowers to evidence such release, and (ii) Administrative Agent shall return to Borrowing Agent all certificates representing the Equity Interests of ASV as a limited liability company. For the avoidance of doubt, the Pledge Agreement, and the Liens granted therein, shall remain in full force and effect with respect to all Equity Interests pledged thereto other than the IPO Equity Interests. To the extent that (x) ASV issues to the Permitted Holders new or replacement certificates evidencing the Equity Interests retained by the Permitted Holders subsequent to the IPO, the Permitted Holders shall deliver such certificates to Administrative Agent together with duly endorsed assignments in blank, or (y) ASV’s Equity Interests are not evidenced by physical certificates or are held by a securities intermediary, ASV and the Permitted Holders shall take such actions as requested by Agents to ensure the pledge of the Equity Interests is perfected and is a first priority Lien under Applicable Law, including without limitation, delivery by the Permitted Holders of a securities account control agreement executed by any applicable securities intermediary, which actions described in clauses (x) and (y) above shall be completed to Agents’ reasonable satisfaction (1) within five (5) Business Days following the initial offering of the Qualified IPO with respect to no less than 51% of the issued and outstanding Equity Interests of ASV (the “Initial Pledge”), and (2) within fifteen (15) days following the end of the Greenshoe Option Period with respect to any and all remaining issued and outstanding Equity Interests of ASV that are not sold to the public in connection with the Qualified IPO (the “Subsequent Pledge”). As used herein, the term “Greenshoe Option Period” shall mean a forty-five (45) day period commencing promptly after the initial offering of the Qualified IPO, during which underwriters of the Qualified IPO may purchase additional Equity Interests of ASV. For the avoidance of doubt, the Lenders and the Agents agree that so long as no Change of Control would result (1) the Permitted Holders shall be permitted to sell, from time to time, some or all of the Equity Interests pledged to the Administrative Agent in connection with the Subsequent Pledge and (2) in preparation for the sale of such Equity Interests, within five (5) Business Days following a request from the Permitted Holders, the Administrative Agent shall return to Borrowing Agent the certificates evidencing the Equity Interests delivered to the Administrative Agent in connection with the Subsequent Pledge.

4. Consent to Change of ASV’s Name and Organizational Status.

A. Notwithstanding the provisions of Section 7.15, in connection with the consummation of a Qualified IPO, ASV is hereby authorized to (i) change its legal name from “A.S.V., LLC” to “A.S.V. Holdings, Inc.”, (ii) change its form of legal entity from a limited liability company to a corporation, and (iii) change its jurisdiction of organization from Minnesota to Delaware.

B. Within three (3) Business Days upon the conversion from a Minnesota limited liability company to a Delaware corporation, ASV shall deliver to the Administrative Agent each of the following: (i) a copies of its modified Organizational Documents, (ii) a copy of any applicable conversion documents, and (iii) a copy of resolutions of the board of directors (or other equivalent governing body, member or partner) of ASV authorizing the such conversion.

5. Conditions to Effectiveness. The effectiveness of this First Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agents:

(a) Administrative Agent shall have received the following documents or items, each in form and substance satisfactory to Agents and their legal counsel in their sole discretion:

(i) this First Amendment duly executed by Borrowers, the other Obligors, Lenders and Administrative Agent;

(ii) a certificate of the Secretary (or other equivalent officer, partner or manager) of ASV in form and substance satisfactory to Administrative Agent dated as of the First Amendment Date which shall certify (A) a copy of resolutions of the board of directors (or other equivalent governing body, member or partner) of ASV authorizing the execution, delivery and performance of this First Amendment by ASV (C) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, and (C) the good standing (or equivalent status) of ASV in its jurisdiction of organization dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of such jurisdiction; and

(b) no Default or Event of Default shall have occurred and be continuing.

6. Post-Closing Covenants. Promptly, (a) and in any event within one (1) Business Day after execution, Borrowers shall deliver any underwriting agreements or other material agreements entered into with respect to the Qualified IPO contemplated by this First Amendment, and (b) in any event within one (1) Business Day after filing, any material filings or registrations filed by Borrowers with the SEC or with any state securities regulatory agencies.

7. Ratifications. Except as expressly modified and superseded by this First Amendment, the terms and provisions of the Credit Agreement and the Other Documents are ratified and confirmed and shall continue in full force and effect. Obligors hereby agree that all liens and security interests securing payment of the Obligations under the Credit Agreement (as amended hereby) are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. Borrowers, the other Obligors, Lenders and Administrative Agent agree that the Credit Agreement and the Other Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

8. Representations and Warranties with respect to Other Documents. Each of the Obligors hereby represents and warrants to Administrative Agent and Lenders as follows: (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by it of this First Amendment and all Other Documents executed and/or delivered in connection herewith are within its company powers, have been duly authorized, and do not contravene (i) its Organizational Documents, or (ii) any applicable law; (c) no Consent of any Governmental Body or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this First Amendment, except as has been obtained; (d) this First Amendment and all Other Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (e) this First Amendment and all Other Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation of such Person enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (f) no Default or Event of Default has occurred and is continuing or would immediately thereafter result by the execution, delivery or performance of this First Amendment; (g) the representations and warranties contained in the Credit Agreement and the Other Documents are true and correct in all material respects (except to the extent already qualified by materiality in which case such representation and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date); and (h) ASV has not amended its Organizational Documents in a manner that would constitute a Default or Event of Default.

9. Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the Other Documents, including, without limitation, any document furnished in connection with this First Amendment, shall survive the execution and delivery of this First Amendment and the Other Documents.

10. Reference to Credit Agreement. Each of the Credit Agreement and the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such Other Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

11. Expenses of Administrative Agent and Term Loan B Agent. Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses actually incurred by Administrative Agent and Term Loan B Agent in connection with the preparation, negotiation, execution and closing of the First Amendment, any and all amendments, modifications and supplements thereto and any Other Documents in connection therewith, including, without limitation, the costs and fees of Administrative Agent’s and Term Loan B Agent’s legal counsel and financial advisors.

12. Severability. If any part of this First Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

13. Successors and Assigns. This First Amendment is binding upon and shall inure to the benefit of Administrative Agent, Lenders and Obligors and their respective successors and assigns, except that no Obligor may assign or transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent.

14. Counterparts. This First Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

15. Effect of Waiver. No consent or waiver, express or implied, by Lenders or Administrative Agent to or for any breach of or deviation from any covenant or condition by Borrowers or any other Obligor shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

16. Headings. The headings, captions, and arrangements used in this First Amendment are for convenience only, are not a part of this First Amendment, and shall not affect the interpretation hereof.

17. Governing Law; Judicial Reference. Sections 12.1 through 12.3 and Section 16.1 of the Credit Agreement are incorporated herein by reference and are fully applicable to this First Amendment.

18. Final Agreement. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS FIRST AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS FIRST AMENDMENT SHALL BE MADE, EXCEPT IN ACCORDANCE WITH SECTION 16.2 OF THE CREDIT AGREEMENT.

19. Acknowledgements and Agreements. Each of the Obligors hereby acknowledge and agree that: (a) none has any defenses, claims or set-offs to the enforcement by Administrative Agent, Term Loan B Agent or any Lender of the Obligations on the date hereof and on the date of execution hereof; (b) to their knowledge, Administrative Agent, Term Loan B Agent and Lenders have fully performed all undertakings and obligations owed to them as of the date hereof and on the date of execution hereof; and (c) except to the limited extent expressly set forth in this First Amendment, Administrative Agent, Term Loan B Agent and Lenders do not waive, diminish or limit any term or condition contained in the Credit Agreement or any of the Other Documents.

20. Release. EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES ADMINISTRATIVE AGENT, TERM LOAN B AGENT, LENDERS, AND THEIR RESPECTIVE AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ADMINISTRATIVE AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH A “RELEASED CLAIM”), THAT EACH OBLIGOR NOW HAS OR CLAIMS TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE HEREOF AND ON THE DATE OF EXECUTION HEREOF, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (A) OCCURRED PRIOR TO OR ON THE DATE HEREOF OR ON THE DATE OF EXECUTION HEREOF AND (B) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT OR ANY TRANSACTIONS RELATED THERETO.

OBLIGORS INTEND THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL RELEASED CLAIMS THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542 (AND ANY EQUIVALENT PROVISION UNDER NEW YORK LAW OR THE LAW OF ANY OTHER JURISDICTION), WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

OBLIGORS ACKNOWLEDGE THAT THEY MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH RELEASED CLAIMS AND AGREE THAT THIS FIRST AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have executed and delivered this First Amendment as of the day and year first written above.

A.S.V., LLC

By:	/s/ Andrew M. Rooke
Name:	Andrew M. Rooke
Title:	Chief Executive Officer

A.S.V. HOLDING, LLC

By:	/s/ Eric Cohen
Name:	Eric Cohen
Title:	Vice President

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Chairman and Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, a Revolving Lender and a Term Loan A Lender

By:	/s/ Steven J. Chalmers
Name:	Steven J. Chalmers
Title:	Vice President

WHITE OAK GLOBAL ADVISORS, LLC, as a Term Loan B Agent and a Term Loan B Lender

By:	/s/ Barbara J. S. McKee
Name:	Barbara J. S. McKee
Title:	Manager

WHITE OAK PARTNERS, as a Lender

By:	/s/ Barbara J. S. McKee
Name:	Barbara J. S. McKee
Title:	Manager

WHITE OAK PARTNERS 2, as a Lender

By:	/s/ Barbara J. S. McKee
Name:	Barbara J. S. McKee
Title:	Manager